As filed with the Securities and Exchange Commission on September 29, 1998
                                      Registration No. 333-
==========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM S-8
                        REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                          ______________

                          KOLLMORGEN CORPORATION
            -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

          New York                                   04-2151861
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

1601 Trapelo Road, Waltham, Massachusetts              02451
(Address of principal executive offices)             (Zip Code)
                          ______________

                     1998 Management Stock Incentive Plan
                       (Full title of the plan)
                          _____________

                         James A. Eder, Esq.
                       KOLLMORGEN CORPORATION
                          1601 Trapelo Road
                      Waltham, Massachusetts 02451
                 ---------------------------------------
                 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  781-890-5655

                     CALCULATION OF REGISTRATION FEE
==========================================================================
                             Proposed     Proposed
  Title of                   maximum      maximum
 securities                  offering     aggregate    Amount of
   to be         Amount to be          price      offering       registration
 registered     registered       per share(1)    price          fee
 -------------------------------------------------------------------------
 Common Stock
par value $2.50    500,000       $15.125         $7,562,500.00   $2,231.00
==========================================================================
(1) Computed in accordance with Rule 457 on the basis of the estimated maximum number of the registrant's securities issuable under the Plan that are covered by this registration statement and on the basis of the average of the high and low prices quoted on the New York Stock Exchange for the registrant's Common Stock on September 28, 1998.

This Registration Statement, including Exhibits, contains 17 pages.  The
Exhibit index appears on page 8 of the sequentially numbered pages of this Registration Statement.
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PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

    (1) The Registrant's latest annual report filed on Form 10-K pursuant to Sections 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 1997.

    (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

    (3) The description of the Registrant's Common Stock contained in
Item 1 to Registrant's Registration Statement on Form 8-A, dated March 9, 1978, as amended on Form 8, dated April 13, 1978.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

    Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

Item 6. INDEMNIFICATION

    Section 721 of the New York Business Corporation Law ("BCL") provides that no provision made to indemnify directors or officers of a corporation for the defense of any civil or criminal actions or proceedings and the advancement of expenses pursuant thereto, whether contained in the certificate of incorporation, the by-laws, a resolution of shareholders or directors, an agreement, or any award of indemnification by a court, shall be valid unless consistent with Article 7 of the BCL. Sections 722 through 726 of the BCL prescribe the various conditions under which directors and officers may be indemnified by a New York corporation such as the Registrant.

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    Article VI of the Company's By-Laws provides for indemnification of directors and officers of the Company and in substance incorporates the provisions of Sections 722 and 723 of the BCL. Article VI provides that the Company (a) may indemnify a director or officer made a party to a derivative action against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Company, and (b) may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, by reason of the fact that he was a director or officer of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

    The Company has entered into Indemnification Agreements ("Indemnification Agreements") with each of its outside directors that provide that the Company shall indemnify each director (the "Indemnitee") against all expenses, judgments, penalties, fines, expenses and amounts incurred by an Indemnitee if such person is made, or is threatened to be made, a party to a Proceeding (as defined below), provided that the Indemnitee acted in good faith and was not opposed to the interests of the Company. "Proceeding" as defined in the Indemnification Agreements includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or an investigation, other than one initiated by the Indemnitee.

    If an Indemnitee has been successful, on the merits or otherwise, in a Proceeding, the Indemnitee shall be indemnified to the maximum extent permitted by the BCL. If the Indemnitee is not wholly successful in a Proceeding, the Company will, nevertheless, provide indemnity to the Indemnitee for each successful matter to the maximum extent permitted by the BCL. The Company shall advance to the Indemnitee all amounts which were incurred by, or on behalf of, the Indemnitee, prior to a final resolution of a Proceeding, provided that the Indemnitee undertakes to repay any such advances if it is finally determined that the Indemnitee was not entitled to Indemnification.

    The Indemnification Agreements set out a procedure for obtaining and determining indemnification from the Company under certain circumstances. In addition, the Indemnification Agreements provide that the Company shall have the right under certain circumstances to participate in, and assume the defense and control of, any proceeding and, subject to certain limited situations, shall not be liable to the Indemnitee for any legal fees after assuming such a defense.

    The Company has purchased standard policies of directors and officers liability insurance which: (a) subject to certain limitations, retentions
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and exclusions, insure the Company for amounts which it may be required to pay as indemnification to its directors and officers pursuant to Article
VI of its By-Laws, and (b) subject to certain limitations and retentions, insure the Company's directors and officers against any losses sustained by them by reason of the fact that they were directors or officers of the Company to the extent that such losses are not covered by Article VI of the Company's By-Laws; however, such insurance excludes, among other things, losses arising out of claims (i) under the Exchange Act for an accounting of profits made from the purchase or sale by any of the directors and officers of securities of the Company; (ii) for damages payable in connection with transactions of the directors and officers out of which they shall have gained any personal profit or advantage to which they are not legally entitled; (iii) where a judgment, in a suit brought against the director or officer, establishes that their acts of active and deliberate dishonesty committed with actual dishonest purpose and intent were material to the cause of action so adjudicated; and (iv) for libel or slander.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

Item 8. EXHIBITS

    The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i)      To include any prospectus required by Section
                 10(a)(3)of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement; and

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


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking Concerning Filings Incorporating Subsequent Exchange Act Documents By Reference

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Certificate of Incorporation, By-Laws or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








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



                         SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Commonwealth of Massachusetts, on the 29th day of September, 1998.

                                   KOLLMORGEN CORPORATION


                                      /s/  Robert J. Cobuzzi
                                   Robert J. Cobuzzi
                                   Its: Senior Vice President, Treasurer
                                          and Chief Financial Officer
                                            September 29, 1998

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:



  /s/  Gideon Argov
Gideon Argov                          September 29, 1998
President and
Chief Executive Officer/Director


  /s/  Robert J. Cobuzzi
Robert J. Cobuzzi                         September 29, 1998
Senior Vice President, Treasurer and
Chief Financial Officer/Director


  /s/  Keith D. Jones
Keith D. Jones                             September 29, 1998
Controller and
Chief Accounting Officer


  /s/  James A. Eder
James A. Eder                              September 29, 1998
Vice President and Secretary and
Attorney-in-Fact For:


    Jerald G. Fishman, Director       Robert N. Parker, Director
    Herbert L. Henkel, Director       Geoffrey S. Rehnert, Director
    James H. Kasschau, Director       George P. Stephan, Director
    J. Douglas Maxwell, Jr., Director
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                           EXHIBIT INDEX


 Exhibit                                                 Page in this
 Number            Description of Exhibit                  Form S-8

   4(a)    Restated Certificate of Incorporation, as      N/A
         amended, incorporated by reference to
         Exhibit 3(a) of the Form SE filed on
         April 2, 1990

   4(b)  Rights Agreement dated as of December 20,        N/A
         1988, as amended and restated as of
         March 27, 1990, between the Company and
         the First National Bank of Boston, as
         Rights Agent, incorporated by reference
         to Exhibit 4(d) of the Form SE filed on
         April 2, 1990

   4(c)    Kollmorgen Corporation 1998 Management           N/A
           Stock Incentive Plan incorporated by
         reference to Exhibit 10(e) to the
         Registrant's Annual Report filed on
         Form 10-K (File No. 105562) on March 30,
         1998 for the year ended December 31, 1997

   5       Opinion of James A. Eder, Vice President,        9
           and General Counsel of Kollmorgen Corporation

  23       Consent of PriceWaterhouseCoopers LLP            10

  24       Powers of Attorney                               11-17